FOR IMMEDIATE RELEASE

MCF CORPORATION REPORTS FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

Strong Revenue Growth Results in $0.74 EPS for 2007

San Francisco - February 12, 2008 - MCF Corporation (NASDAQ: MERR) today announced its financial results for 2007, a record year that included four consecutive quarters of profitability and the successful launch of Panel Intelligence, LLC, its primary research offering for corporate clients and institutional investors.

2007 Financial Highlights

-	Revenue is $87.7 million, a 69% increase over 2006
-	Net income is $9.3 million, or $0.74 per diluted share vs. a loss of $0.82 per share in 2006
-	Completed 40 investment banking transactions with average fee exceeding $710,000 which resulted in revenue of over $30 million vs. $21.2 million in 2006
-	Commission revenue is $31.7 million vs. $30.1 million for 2006; traded over 1.1 billion shares of equity securities for nearly 600 institutional and high net-worth investors
-	The proprietary trading team generated a record trading profit of $14.4 million in a volatile equity market
-	Stockholders’ equity increased by $18.6 million to $34.8 million as of December 31, 2007
-	Panel Intelligence is now fully integrated and grew at 20% in 2007, contributing to recurring revenue streams

“Our team did an exceptional job staying focused on serving our clients, growing our business and strengthening our profitability in a very tough market,” said Jon Merriman, chief executive officer of MCF Corporation. “Our record earnings reflect our ability to differentiate ourselves across the banking, trading and distribution sides of the business. This was a breakout year for us. Our company is in the best financial condition in its history, finishing the year with a very strong balance sheet. Over the years, we have established a culture of constant communication, aggressiveness, accountability, teamwork and success - which will serve us well as we continue to grow in a difficult, volatile environment.”

Fourth Quarter 2007 Financial Highlights

-	Revenue is $35.3 million, a 97% increase over the fourth quarter 2006
-	Net income is $6.7 million, or $0.51 per diluted share, up from a net loss of $702,000 in the fourth quarter 2006
-	Investment banking revenue is $14.7 million, a 55% increase over fourth quarter 2006
-	Commission revenue is $8.9 million, up 31% over fourth quarter 2006
-	Panel Intelligence generated $1.7 million in fourth quarter revenue and has a robust pipeline going into 2008

Merriman added: “We continue to find ways to align our resources efficiently so that each individual maximizes their contribution. At the top of this list is the appointment of John Thompson as chairman of the board of directors, which not only adds a seasoned leader to our board but also allows me to concentrate on generating revenue, effectively deploying our capital and building the brand.”

Conference Call for the Fourth Quarter and Year End 2007 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the company’s fourth quarter and year-end 2007 results with investors and financial analysts on Wednesday, February 13, 2008, at 8 AM (PT) / 11 AM (ET). Interested listeners and participants may access the live conference call by dialing (800) 257-1927 or may access the live Web broadcast at the company’s Web site, www.mcfco.com. An archived version of the discussion will be available on the company’s Web site following the conclusion of the live conference call.

About MCF Corporation

MCF Corporation (NASDAQ: MERR) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking, asset management and primary research through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC and Panel Intelligence, LLC. MCF is focused on providing a full range of specialized and integrated services to institutional investors and corporate clients.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Annual Report on Form 10-K filed on February 12, 2008. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed on February 12, 2008, together with this press release and the financial information contained herein, is available on our website by going to www.mcfco.com and clicking on “Investor Relations.”
* * *

At the Company: John Hiestand Chief Financial Officer (415) 248-5640 jhiestand@merrimanco.com	Investor Contact: John Baldissera BPC Financial Marketing (800) 368-1217	Media Contact: Michael Mandelbaum Mandelbaum Partners (310) 785-0810 michael@mandelbaumpartners.com

MCF CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2007	2006	2005
Revenue:
Commissions	$31,681,563	$30,105,085	$26,992,427
Principal transactions	20,116,392	(171,055)	1,366,938
Investment banking	30,138,783	21,190,786	14,816,814
Primary research	3,848,421	—	—
Advisory and other fees	1,870,833	693,822	8,136
Total revenue	87,655,992	51,818,638	43,184,315
Operating expenses:
Compensation and benefits	56,101,887	42,840,431	31,659,488
Brokerage and clearing fees	2,635,328	2,614,513	2,312,616
Cost of primary research services	1,595,502	—	—
Professional services	2,823,391	2,441,417	1,987,317
Occupancy and equipment	1,862,069	1,665,410	1,522,351
Communications and technology	3,483,752	2,969,872	1,918,693
Depreciation and amortization	740,445	645,129	490,165
Amortization of intangible assets	750,185	—	—
Travel and business development	2,607,042	2,738,393	1,723,290
Other	3,595,058	2,400,765	3,298,852
Total operating expenses	76,194,659	58,315,930	44,912,772
Operating income (loss)	11,461,333	(6,497,292)	(1,728,457)
Loss on retirement of convertible note payable	—	(1,348,805)	—
Interest income	461,922	484,909	446,273
Interest expense	(138,055)	(535,014)	(76,103)
Income (loss) from continuing operations before income taxes	11,785,200	(7,896,202)	(1,358,287)
Income tax expense	(2,462,165)	—	(142,425)
Income (loss) from continuing operations	9,323,035	(7,896,202)	(1,500,712)
Loss from discontinued operations	—	(324,213)	(13,731)
Net income (loss)	$9,323,035	$(8,220,415)	$(1,514,443)
Basic net income (loss) per share:
Income (loss) from continuing operations	$0.81	$(0.79)	$(0.16)
Loss from discontinued operations	$—	$(0.03)	$—
Net income (loss)	$0.81	$(0.82)	$(0.16)
Diluted net income (loss) per share:
Income (loss) from continuing operations	$0.74	$(0.79)	$(0.16)
Loss from discontinued operations	$—	$(0.03)	$—
Net income (loss)	$0.74	$(0.82)	$(0.16)
Weighted average number of common shares:
Basic	11,528,187	9,989,265	9,500,748
Diluted	12,643,524	9,989,265	9,500,748

MCF CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$31,962,201	$13,746,590
Securities owned:
Marketable, at fair value	14,115,022	7,492,914
Not readily marketable, at estimated fair value	4,504,788	1,489,142
Restricted cash	689,157	629,427
Due from clearing broker	1,251,446	551,831
Accounts receivable, net	4,008,729	2,715,271
Prepaid expenses and other assets	1,716,814	1,971,445
Equipment and fixtures, net	1,245,692	1,586,630
Intangible assets	1,949,815	314,963
Goodwill	3,129,667	—
Total assets	$64,573,331	$30,498,213

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$957,969	$1,121,623
Commissions and bonus payable	17,517,032	7,711,805
Accrued expenses	6,351,598	2,285,670
Due to clearing and other brokers	6,865	11,114
Securities sold, not yet purchased	3,804,558	1,534,953
Capital lease obligation	890,272	1,292,378
Convertible notes payable, net	197,416	187,079
Notes payable	41,573	138,571
Total liabilities	29,767,283	14,283,193

Commitments and contingencies
Stockholders’ equity:
Convertible Preferred stock, Series A—$0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2007 and 2006, respectively; aggregate liquidation preference of $0	—	—
Convertible Preferred stock, Series B—$0.0001 par value; 12,500,000 shares authorized; 1,250,000 shares issued and 0 shares outstanding as of December 31, 2007 and 2006; aggregate liquidation preference of $0	—	—
Convertible Preferred stock, Series C—$0.0001 par value; 14,200,000 shares authorized; 1,685,714 shares issued and 0 shares outstanding as of December 31, 2007 and 2006; aggregate liquidation preference of $0	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 12,310,886 and 10,602,720 shares issued and 12,284,448 and 10,602,720 shares outstanding as of December 31, 2007 and 2006, respectively	1,232	1,061
Additional paid-in capital	124,010,283	114,616,848
Treasury stock	(125,613)	—
Accumulated deficit	(89,079,854)	(98,402,889)
Total stockholders’ equity	34,806,048	16,215,020
Total liabilities and stockholders’ equity	$64,573,331	$30,498,213